Exhibit 99.1

PRELIMINARY PROXY CARD

Integrated Wellness Acquisition Corp

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTEGRATED WELLNESS ACQUISITION CORP

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Matthew Malriat and Binson Lau, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of Integrated Wellness Acquisition Corp, a Cayman Islands exempted company (“IWAC”) to be held virtually on December 8, 2025 at 10:00 a.m. Eastern Time, accessible at https://www. https://www.cstproxy.com/integratedwellnessholdings/2025, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on December 8, 2025 at 10:00 a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.cstproxy.com/ integratedwellnessholdings/2025.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

INTEGRATED WELLNESS ACQUISITION CORP

THE BOARD OF DIRECTORS OF INTEGRATED WELLNESS ACQUISITION CORP RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7.

(1)

Proposal 1 – The NTA Proposal – as a special resolution, that subject to the approval of the Business Combination Proposal and with effect prior to the consummation of the proposed Business Combination:

•Article 36.5 (c) of IWAC’s current amended and restated articles of association shall be deleted in its entirety.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

Proposal 2 – The Domestication Proposal — as a special resolution in accordance with Article 31 of IWAC’s current amended and restated articles of association, that IWAC transfer by way of continuation to Delaware and thereby be de-registered as an exempted company in the Cayman Islands and be registered by way of continuation as a corporation in the State of Delaware, and conditional upon, and with effect from, the registration of IWAC in the State of Delaware as a corporation with the laws of the State of Delaware, the name of Integral Wellness Acquisition Corp be changed to “Integral Wellness Acquisition Corp.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)

Proposal 3 – The Business Combination Proposal —as an ordinary resolution, that IWAC’s entry into the Amended and Restated Business Combination Agreement, dated as of May 30, 2024, by and among IWAC, Btab and the other parties thereto (in the form attached to the joint proxy statement/information statement/prospectus as Annex A), and the transactions contemplated thereby be confirmed, ratified and approved in all respects.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)

Proposal 4 – The Charter Proposal — as a special resolution, that the Interim Charter, attached as Annex D to the joint proxy statement/information statement/prospectus in respect of the meeting, be amended and restated and replaced in its entirety by the Proposed Charter, in the form appended to the accompanying joint proxy statement/ information statement/prospectus as Annex E, to be effective upon the consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5 – The Organizational Documents Proposals — s as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following proposals (Proposals A-F):

Proposal A

To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, providing that directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of stock of Pubco entitled to vote generally in the election of directors, voting together as a single class;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal B

To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, providing that (i) stockholder special meetings may only be called by the Pubco Board or holders of Class V Shares pursuant to a resolution adopted by a majority of the Pubco Board and (ii) stockholders may only act at annual and special meetings and not by written consent;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal C

To approve provisions to be included in the Proposed Charter providing that any amendment of the Proposed Charter and that any amendment of the Proposed Bylaws requires the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of Pubco entitled to vote on such amendment;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal D To approve provisions to be included in the Proposed Charter changing the post-Business Combination company’s corporate name to “Btab Ecommerce Holdings, Inc.”;
☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal E

To approve provisions in the Proposed Charter to remove certain provisions related to IWAC’s status as a blank check company that will no longer apply upon consummation of the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal F

To approve provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Proposal is approved, increasing the total number of authorized shares of all classes of stock to 300,000,000 shares, each with a par value of $0.0001 per share, consisting of (i) 250,000,000 shares of Pubco Class A Shares and (ii) 50,000,000 shares of Pubco Class V Shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)

Proposal 6 – The Incentive Plan Proposal — as an ordinary resolution, the Pubco 2025 Omnibus Incentive Plan (the “Incentive Plan”), a copy of which is attached to the joint proxy statement/ information statement/prospectus as Annex F (such proposal, the “Incentive Plan Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)

Proposal 7 – The Director Election Proposal — as an ordinary resolution, that the appointment of Douglas Benoit, Donald Fell, and Daniel Kelly Kennedy to serve as a Class I directors whose terms expire at the annual meeting of stockholders to be held in 2026 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal, Matthew Malriat and Qun Hua Wang to serve as Class II directors whose terms expire at the annual meeting of stockholders to be held in 2027 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal, and Binson Lau to serve as Class III director whose terms expire at the annual meeting of stockholders to be held in 2028 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal, be authorized, approved and confirmed in all respects (such proposal, the “Director Election Proposal”).

Name

Douglas Benoit
Donald Fell
Daniel Kelly Kennedy Gao
Matthew Malriat
Qun Hua Wang
Binson Lau

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________.

(8)

Proposal 8 – The Adjournment Proposal — as an ordinary resolution, that the Extraordinary General Meeting be adjourned to a later date or dates, if necessary or desirable, at the determination of the IWAC Board (such proposal, the “Adjournment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.